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                                                                    EXHIBIT 99.3

                           FORM OF LETTER TO HOLDERS

                        PHIBRO ANIMAL HEALTH CORPORATION
                     PHILIPP BROTHERS NETHERLANDS III B.V.

                               OFFER TO EXCHANGE
   UNITS CONSISTING OF $103,207,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH CORPORATION AND $24,284,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF PHILIPP
 BROTHERS NETHERLANDS III B.V. WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS, DATED FEBRUARY 4, 2005 FOR
 ALL OUTSTANDING UNITS CONSISTING OF $103,207,000 AGGREGATE PRINCIPAL AMOUNT OF
   13% SENIOR SECURED NOTES DUE 2007 OF PHIBRO ANIMAL HEALTH CORPORATION AND $24,284,000 AGGREGATE PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007 OF
                     PHILIPP BROTHERS NETHERLANDS III B.V.

To Holders of Units:

     Phibro Animal Health Corporation (the "US Issuer") and Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and, together with the US Issuer, the "Issuers") are offering upon and subject to the terms and conditions set forth in the Prospectus, dated February 4, 2005 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") 127,491 of the Issuers' units (the "New Units") consisting of $103,207,000 aggregate principal amount of 13% Senior Secured Notes of the US Issuer due 2007 (the "US Notes") and $24,284,000 aggregate principal amount of 13% Senior Secured Notes of the Dutch Issuer due 2007 (the "Dutch Notes" and, together with the US Notes, the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for 127,491 of the Issuers' outstanding unregistered units (the "Existing Units") consisting of $103,207,000 aggregate principal amount of 13% Senior Secured Notes of the US Issuer due 2007 (the "Existing US Notes") and $24,284,000 aggregate principal amount of 13% Senior Secured Notes of the Dutch Issuer due 2007 (the "Existing Dutch Notes" and, together with the Existing US Notes, the "Existing Notes"), of which 127,491 are outstanding, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. Other capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     Briefly, you may either:

          a. Tender all or some of your Existing Units, along with a completed and executed Letter of Transmittal, and receive registered New Units in exchange; or

          b. Retain your Existing Units.

     ALL TENDERED EXISTING UNITS MUST BE RECEIVED ON OR PRIOR TO MARCH 7, 2005 AT 5:00 P.M., NEW YORK CITY TIME, (THE "EXPIRATION DATE"), AS SHOWN IN THE ACCOMPANYING PROSPECTUS.

     Please review the enclosed Letter of Transmittal and Prospectus carefully. If you have any questions on the terms of the Exchange Offer or questions regarding the appropriate procedures for tendering your Existing Units and the Letter of Transmittal, please call (800) 662-9844 (Attention: Paulette
Shaw -- Corporate Trust or write HSBC Bank USA, National Association One Hanson Place, Lower Level, Brooklyn, NY 11243, Attention: Paulette Shaw -- Corporate Trust.